SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

ICOS CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

ICOS CORPORATION

22021 20th Avenue SE

Bothell, WA 98021

[T] 425.485.1900

[F] 425.489.0356

April, 2005

URGENT REMINDER – YOUR VOTE IS VERY IMPORTANT

IF YOU HAVE RECENTLY MAILED YOUR PROXY,

PLEASE ACCEPT OUR THANKS AND DISREGARD THIS REQUEST.

Dear Stockholder:

You have previously received proxy material in connection with the Annual Meeting of Stockholders of ICOS Corporation to be held on Wednesday, May 4, 2005. According to our latest records, your PROXY VOTE for this meeting HAS NOT BEEN RECEIVED.

The Board of Directors recommends that you vote to elect the three nominated directors, vote “For” Proposals 2 through Proposal 5 and vote “Against” the stockholder proposal (Proposal 6) outlined in the Proxy Statement.

Regardless of the number of shares that you own, it is important that they be represented at the meeting. Your vote matters to us and we need your support. Even if you plan to attend the meeting, please vote your shares now so that your vote can be counted without delay.

Follow the instructions on the enclosed Voting Instruction Form to cast your ballot.

Since time remaining is short, we urge you to please vote using one of the following methods:

•	Using a touch-tone telephone, call the toll free telephone number located in the box on the upper left side of your Voting Instruction Form. Using your control number, located in the box on the right side of your Voting Instruction Form, cast your ballot.

•	Vote over the internet, at www.proxyvote.com, using the control number, located on the Voting Instruction Form, to cast your ballot immediately.

•	Sign the proxy and mail it back in the enclosed postage–paid envelope prior to the meeting date.

Thank you in advance for your support.

Sincerely,

John B. Kliewer
Vice President and General Counsel